                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM 8-K/A

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of The
                         Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): June 21, 1999


                          ABOVENET COMMUNICATIONS INC.
             (Exact name of registrant as specified in its charter)


         Delaware                       0-25864                  77-0424796
----------------------------          ------------           -------------------
(State or other jurisdiction          (Commission             (I.R.S. Employer
    of incorporation)                 File Number)           Identification No.)


       50 W. San Fernando Street, Suite 1010, San Jose, California, 95113
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (408) 367-6666

Item 7.  Financial Statements and Exhibits

     On its Current Report on Form 8-K dated July 2, 1999, AboveNet Communications Inc., a Delaware corporation ("AboveNet") announced its acquisition of the Palo Alto Internet Exchange ("PAIX"). AboveNet is filing this Current Report on Form 8-K/A solely for the purpose of filing audited financial statements relating to the PAIX acquisition.

     (a)  Financial Statements of Business Acquired

     (b)  Pro Forma Financial Statements

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                    AboveNet Communications Inc.


Date: September 3, 1999                             /s/  David F. Larson
                                                    ----------------------------
                                                    David F. Larson
                                                    Senior Vice President and
                                                    Chief Financial Officer

                                    ABOVENET
                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma financial information illustrates the effect of the acquisition by AboveNet of assets and assumed obligations related to the Palo Alto Internet Exchange (PAIX) from Compaq Computer Corporation (Compaq) on June 21, 1999. The consideration included $70.0 million in cash and an obligation to provide various services to Compaq, with a value currently estimated to be approximately $5.0 million, and AboveNet incurred costs of $1.5 million, resulting in a total purchase cost of $76.5 million.

     The unaudited pro forma financial information presented herein is based on the historical financial statements of AboveNet and PAIX. The historical financial statements of PAIX include (i) a combined statement of assets to be acquired and liabilities to be assumed (which includes only the assets to be acquired and liabilities to be assumed by AboveNet in accordance with the asset purchase agreement entered into with Compaq), and (ii) a combined statement of revenues and direct expenses (which includes only those revenues and expenses directly related to the PAIX business).

     The unaudited pro forma condensed combining statements of operations for the nine months ended March 31, 1999 and for the year ended June 30, 1998 give effect to the acquisition of PAIX as if it had been consummated on July 1, 1997. The unaudited pro forma condensed combining balance sheet as of March 31, 1999 gives effect to the acquisition of PAIX as if it had been consummated on March 31, 1999. This method of combining companies is only for the presentation of pro forma financial information. Actual statements of operations will include the results of PAIX from the date of acquisition, with no retroactive restatement.

     The pro forma adjustments are based on available information and assumptions that AboveNet believes are reasonable at the time made. The unaudited pro forma condensed combining financial statements do not purport to present AboveNet's financial position or results of operations had the acquisition of PAIX occurred on the dates specified, nor are they necessarily indicative of the financial position or results of operations that may be achieved in the future. The unaudited pro forma condensed combining statements of operations do not reflect any adjustments for synergies that might be realized upon consummation of the acquisition of PAIX. No assurances can be made as to the amount of cost savings or revenue enhancements, if any, that may be realized.

     The unaudited pro forma condensed combining financial statements should be read in conjunction with the historical financial statements of AboveNet and PAIX.

     AboveNet plans to account for the acquisition of PAIX using the purchase method of accounting. Accordingly, the assets acquired and liabilities assumed have been recorded at their estimated fair values, which are subject to further adjustment based on future events and further analysis.

                          ABOVENET COMMUNICATIONS INC.
                  PRO FORMA CONDENSED COMBINING BALANCE SHEET
                                 MARCH 31, 1999
                                  (UNAUDITED)

                                                                                      PRO FORMA           PRO FORMA
                                               ABOVENET            PAIX              ADJUSTMENTS           COMBINED
                                              -----------      -----------        ----------------      -----------
ASSETS
Current assets:
   Cash and equivalents ..................... $44,947,700      $        --        $(44,000,000)(1)     $    947,700
   Short-term investments ...................  11,744,200               --         (11,744,200)(1)               --
   Accounts receivable, net .................   1,851,000          102,000                  --            1,953,000
   Prepaid expenses and other current
      assets ................................   1,301,200           29,000                  --            1,330,200
                                              -----------      -----------        ------------         ------------
   Total current assets .....................  59,844,100          131,000         (55,744,200)           4,230,900

Property and equipment, net .................  24,393,800        3,405,000                  --           27,798,800
Rights to use fiber optic capacity ..........   9,080,000               --                  --            9,080,000
Restricted cash .............................   1,220,000               --                  --            1,220,000
Other assets ................................   1,644,800               --                  --            1,644,800
Intangible assets ...........................          --       32,864,000         (32,864.000)(4)       73,130,000
                                                                                    73,130,000 (3)
                                              -----------      -----------        ------------         ------------
   Total .................................... $96,182,700      $36,400,000        $(15,478,200)        $117,104,500
                                              ===========      ===========        ============         ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable ......................... $ 8,521,000      $        --        $         --         $  8,521,000
   Remaining obligation for rights to
      use fiber optic capacity ..............     800,000               --                  --              800,000
   Accrued liabilities ......................   1,315,800               --                  --            1,315,800
   Customer deposits ........................     971,300          166,000                  --            1,137,300
   Current portion of long-term
      obligations ...........................   3,511,200               --             250,000 (2)       19,517,000
                                                                                    15,755,800 (1)
                                              -----------      -----------        ------------         ------------
   Total current liabilities ................  15,119,300          166,000          16,005,800           31,291,100
Other long-term obligations .................   9,972,500               --           4,750,000 (2)       14,722,500
                                              -----------      -----------        ------------         ------------
Total stockholders' equity ..................  71,090,900       36,234,000         (36,234,000)(5)       71,090,900
                                              -----------      -----------        ------------         ------------
   Total .................................... $96,182,700      $36,400,000        $(15,478,200)        $117,104,500
                                              ===========      ===========        ============         ============


            See accompanying notes to unaudited pro forma condensed
                         combining financial statements

                          ABOVENET COMMUNICATIONS INC.
             PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS
                       TWELVE MONTHS ENDED JUNE 30, 1998
                                  (UNAUDITED)

                                                                       PRO FORMA           PRO FORMA
                                          ABOVENET         PAIX        ADJUSTMENTS         COMBINED
                                         -----------    ----------    ------------       ------------
Revenues...............................  $ 3,436,400    $3,164,000    $         --       $  6,600,400
Costs and expenses:
  Cost of revenues.....................           --     2,896,000              --          2,896,000
  Data communications and
    telecommunications.................    2,199,800            --              --          2,199,800
  Network operations...................    1,571,800        35,000              --          1,606,800
  Sales, general and administrative....    3,240,200       686,000              --          3,926,200
  Depreciation and amortization........      475,500            --              --            475,500
  Amortization of intangibles..........           --       188,000        (188,000)(4)      7,313,000
                                                  --            --       7,313,000 (6)             --
  Stock-based compensation expense.....    1,276,400            --              --          1,276,400
                                         -----------    ----------    ------------       ------------
    Total costs and expenses...........    8,763,700     3,805,000       7,125,000         19,693,700
Loss from operations...................   (5,327,300)     (641,000)     (7,125,000)       (13,093,300)
Interest expense.......................     (160,800)           --     (10,650,000)(7)    (10,810,800)
Interest and other income..............       63,100            --              --             63,100
                                         -----------    ----------    ------------       ------------
Net loss...............................  $(5,425,000)   $ (641,000)   $(17,775,000)      $(23,841,000)
                                         ===========    ==========    ============       ============
Basic and diluted loss per share.......  $    (10.34)                                    $     (45.45)
Shares used in basic and diluted
  loss per share.......................      524,608                                          524,608

            See accompanying notes to unaudited pro forma condensed
                         combining financial statements

                          ABOVENET COMMUNICATIONS INC.
             PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS
                        NINE MONTHS ENDED MARCH 31, 1999
                                  (UNAUDITED)



                                                                                  PRO FORMA            PRO FORMA
                                                ABOVENET           PAIX          ADJUSTMENTS           COMBINED
                                              ------------       -----------     ------------         -------------

Revenues..................................    $  8,297,400       $ 4,067,000                           $ 12,364,400
Costs and expenses:
  Cost of revenues........................              --         2,050,000                              2,050,000
  Data communications and
    telecommunications....................       5,705,100                --                              5,705,100
  Network operations......................       3,720,600             9,000                              3,729,600
  Sales, general and administrative.......      10,043,700           317,000                             10,360,700
  Depreciation and amortization...........       2,005,100                                                2,005,100
  Amortization of intangibles.............              --         2,678,000     $ (2,678,000)(4)         5,484,700
                                                                                    5,484,700 (6)
  Stock-based compensation expense........       1,282,800                --                              1,282,800
                                              ------------       -----------     ------------          ------------
    Total costs and expenses..............      22,757,300         5,054,000        2,806,700            30,618,000
                                              ------------       -----------     ------------          ------------
Loss from operations......................     (14,459,900)         (987,000)      (2,806,700)          (18,253,600)
Interest expense..........................        (916,400)                        (9,185,600)(7)       (10,102,000)
Interest and other income.................         976,800                                                  976,800
                                              ------------       -----------     ------------          ------------
Net loss..................................    $(14,399,500)      $  (987,000)    $(11,992,300)         $(27,378,800)
                                              ============       ===========     ============          ============
Basic and diluted loss per share..........    $      (1.25)                                            $      (2.38)
Shares used in basic and diluted loss per
  share...................................      11,484,816                                               11,484,816


            See accompanying notes to unaudited pro forma condensed
                         combining financial statements

                          ABOVENET COMMUNICATIONS INC.

     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS

     The following pro forma adjustments have been made to the pro forma combining financial statements:

(1) Reflects funds used for the acquisition of PAIX of approximately $71.5 million, including acquisition costs. Funds for the purchase were assumed to be derived from the following sources:

          Cash and equivalents.........................     $44,000,000
          Short-term investments.......................      11,744,200
          Assumed borrowings...........................      15,755,800
                                                            -----------
          Total........................................     $71,500,000
                                                            -----------

(2) Reflects an obligation to provide various services to Compaq, with a value currently estimated to be approximately $5 million.

(3)  Reflects the excess of cost over net tangible assets acquired.

(4) Reflects the elimination of PAIX historical intangibles and related amortization.

(5)  Reflects the elimination of PAIX stockholders' equity.

(6) Reflects amortization of the excess of cost over net assets acquired by use of the straight-line method over 10 years.

(7) Reflects interest expense on assumed borrowings of $71,500,000, which were assumed to be necessary to complete the acquisition of PAIX on July 1, 1997, at AboveNet's assumed incremental borrowing rate of 15%, compounded annually. At July 1, 1997, AboveNet had limited cash resources available, and accordingly it was assumed that the entire $71,500,000 was financed with debt.

                             BUSINESS OF METROMEDIA

        Metromedia is a facilities-based provider of technologically advanced, high-bandwidth, fiber optic communications infrastructure to carrier and corporate/government customers in the Untied States and Europe. Metromedia has installed and intends to install local intracity networks that will consist of in excess of 1.2 million fiber miles which is equal to the number of strands of fiber in a length of fiber optic cable multiplied by the length of the cable in miles, covering approximately 9,250 route miles which is equal to the number of miles spanned by fiber optic cable calculated without including physically overlapping segments of cable, in 17 metropolitan markets in the United States and Europe.

        Metromedia focuses on leasing or otherwise making available for use its broadband communications infrastructure to two main customer groups: communications carriers and corporate/government customers located in selected top 15 cities in the United States based on population.

        Metromedia was founded in 1993 and is a Delaware corporation and its executive offices are located at One North Lexington Avenue, White Plains, NY 10601.

                              BUSINESS OF ABOVENET

        You should read the following description of AboveNet's business together with the information included elsewhere in this document. This description contains certain forward-looking statements based upon current expectations that involve risks and uncertainties. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. You can identify these statements by words such as "may," "will," "should," "estimates," "predicts," "potential," "continue," "strategy," "believes," "anticipates," "plans," "expects," "intends" and similar expressions. AboveNet's actual results and the timing of certain events may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a discrepancy include those discussed in "Risk Factors" and elsewhere in this document.

RECENT DEVELOPMENT--ACQUISITION OF THE PALO ALTO INTERNET EXCHANGE

        On June 21, 1999, AboveNet completed its acquisition of assets and assumed obligations related to the Palo Alto Internet Exchange, or PAIX, a network exchange facility for managing traffic over the Internet. PAIX was acquired from Compaq Computer Corporation and its subsidiary Digital Equipment Corporation for a purchase price of $70 million in cash and an obligation to provide various services. PAIX, which began operations in July 1996, offers Internet interconnection and related services to telecommunications carriers, Internet service providers, Internet content providers and business customers. AboveNet believes that PAIX is the only major commercial Internet exchange that is not owned by a telecommunications company. PAIX will be managed as a separate entity, with its own management, board of directors and advisory board to ensure its neutrality, but will remain a wholly owned subsidiary of AboveNet. AboveNet has agreed, among other things, to make available to Compaq and Digital communications capacity on an OC-3 circuit and up to 155 Mbps bandwidth of Internet access, and to not relocate PAIX.

GENERAL

        AboveNet is a leading provider of facilities-based, managed services for customer-owned Web servers and related equipment, known as co-location, and high performance Internet connectivity solutions for electronic commerce and other business critical Internet operations. AboveNet has developed a network architecture based upon strategically located, fault-tolerant facilities known as Internet service exchanges, or ISXs, AboveNet's ISXs combine co-location services for Internet content providers with direct access to Internet service providers, or ISPs. As of March 31, 1999, AboveNet had 257 direct public and private data exchange connections, known as peering arrangements, including relationships with most major network providers. AboveNet's network architecture and extensive peering relationships are designed to reduce the number of network connections or "hops" for data

                          PALO ALTO INTERNET EXCHANGE

                         INDEX TO FINANCIAL STATEMENTS


                                                                                          PAGE
                                                                                          ----

Independent Accountants' Reports........................................................  F-24
Combined Statements of Assets to be Acquired and Liabilities to be Assumed as of
  March 27, 1999 (unaudited), December 26, 1998 and December 27, 1997...................  F-26
Combined Statement of Revenues and Direct Expenses for the Quarters Ended
  March 27, 1999 and March 28, 1998 (unaudited), period from June 12, 1998 through December 26, 1998, period from December 28, 1997 through June 11, 1998 and the Fiscal Years Ended December 27, 1997 and December 29, 1996....................  F-27
Notes to Combined Statements of Assets to be Acquired and Liabilities to be
  Assumed and Combined Statements of Revenues and Direct Expenses.......................  F-28


                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Compaq Computer Corporation

     We have audited the accompanying Combined Statement of Assets to be Acquired and Liabilities to be Assumed of Palo Alto Internet Exchange (the "Business") as of December 26, 1998 and the related Combined Statement of Revenues and Direct Expenses for the period June 12, 1998 through December 26, 1998. These statements are the responsibility of the Business' and Compaq Computer Corporation's management. Our responsibility is to express an opinion on these statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Current Report on Form 8-K of AboveNet Communications Inc.) as described in Note 2 and are not intended to be a complete presentation of the Business' financial position or results of operations.

     In our opinion, the statements referred to above present fairly, in all material respects, the assets to be acquired and liabilities to be assumed as of December 26, 1998 and the revenues and direct expenses described in Note 2 of the Business for the period June 12, 1998 through December 26, 1998, in conformity with generally accepted accounting principles.

PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
June 15, 1999

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Compaq Computer Corporation

We have audited the accompanying Combined Statement of Assets to be Acquired and Liabilities to be Assumed of Palo Alto Internet Exchange (the "Business") as of December 27, 1997 and the related Combined Statement of Revenues and Direct Expenses for the period December 28, 1997 through June 11, 1998 and the fiscal years ended December 27, 1997 and December 29, 1996. These statements are the responsibility of the Business' and Compaq Computer Corporation's management. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Current Report on Form 8-K of AboveNet Communications Inc.) as described in Note 2 and are not intended to be a complete presentation of the Business' financial position or results of operations.

In our opinion, the statements referred to above present fairly, in all material respects, the assets to be acquired and liabilities to be assumed as of December 27, 1997 and the revenues and direct expenses described in Note 2 of the Business for the period December 28, 1997 through June 11, 1998 and the fiscal years ended December 27, 1997 and December 29, 1996, in conformity with generally accepted accounting principles.

PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
June 15, 1999

                          PALO ALTO INTERNET EXCHANGE
   COMBINED STATEMENT OF ASSETS TO BE ACQUIRED AND LIABILITIES TO BE ASSUMED
                                 (IN THOUSANDS)


                                             MARCH 27,
                                               1999         DECEMBER 26,   DECEMBER 27,
                                            (UNAUDITED)         1998           1997
                                            -----------     ------------   ------------

ASSETS TO BE ACQUIRED:
  Unbilled accounts receivable.............   $   102         $    18         $   14
  Prepaid expenses.........................        29               2              1
  Property and equipment, net..............     3,405           3,088          2,750
  Intangible assets, net...................    32,863          33,756             --
                                              -------         -------         ------
    Total assets to be acquired............   $36,399         $36,864         $2,765
                                              =======         =======         ======
LIABILITIES TO BE ASSUMED:
  Unearned service revenue.................       166             200            106
                                              -------         -------         ------
    Total liabilities to be assumed........       166             200            106
                                              -------         -------         ------
      Net assets to be acquired............   $36,233         $36,664         $2,659
                                              =======         =======         ======

   The accompanying notes are an integral part of these financial statements.

                          PALO ALTO INTERNET EXCHANGE
               COMBINED STATEMENT OF REVENUES AND DIRECT EXPENSES
                                 (IN THOUSANDS)

                                                                        PERIOD FROM
                                               QUARTER      QUARTER     JUNE 12, 1998    PERIOD FROM       FISCAL        FISCAL
                                               ENDED        ENDED          THROUGH       DECEMBER 28,     YEAR ENDED    YEAR ENDED
                                               MARCH 27,    MARCH 26,   DECEMBER 26,     1997 THROUGH     DECEMBER 27,  DECEMBER 29,
                                                 1999         1998          1998         JUNE 11, 1998       1997          1996
                                               ---------   ----------   -------------    -------------    ------------  ------------
                                                     (UNAUDITED)
Service revenues.....................          $1,534       $ 892        $ 2,630            $1,732         $ 1,895        $   155
                                               ------       -----        -------            ------         -------        -------
Direct expenses:
  Cost of revenues...................             616         817          1,548             1,440           2,579            537
  Research and development...........               -           4              9                 8              54            599
  Selling, general and
    administrative expenses...........            131          83            191                242            700            121
  Amortization of intangible assets...            893           -          1,944                  -              -              -
                                               ------       -----        -------            -------        -------        -------
      Total direct expenses...........          1,640         904          3,692              1,690          3,333          1,257
                                               ------       -----        -------            -------        -------        -------

        Excess (shortfall) of revenues
         over direct expenses.........         $ (106)      $ (12)       $(1,062)           $    42        $(1,438)       $(1,102)
                                               ======       =====        =======            =======        =======        =======

   The accompanying notes are an integral part of these financial statements.

                          PALO ALTO INTERNET EXCHANGE

             NOTES TO COMBINED STATEMENTS OF ASSETS TO BE ACQUIRED
                       AND LIABILITIES TO BE ASSUMED AND
              COMBINED STATEMENTS OF REVENUES AND DIRECT EXPENSES

                             (AMOUNTS IN THOUSANDS)

1.   DESCRIPTION OF BUSINESS:

     The Palo Alto Internet Exchange ("PAIX" or the "Business") is a business within the Technology & Corporate Development and Operations Management Services business units of Compaq Computer Corporation ("Compaq," formerly Digital Equipment Corporation, "Digital," collectively the "Company"). The Business is a high-level switching and peering point for global and regional Internet Service Providers ("ISP") and content providers. The Business features a data center to provide global services to PAIX customers for transmission of data in high-volume over the worldwide Internet network. The Business utilizes a highly redundant fiber-based infrastructure owned by multiple data carriers, including the 30-mile fiber ring owned by the City of Palo Alto. The Business was started in 1993 as a research project within the Company and commenced meaningful operations during fiscal year 1996. The Business is engaged primarily in providing Internet interconnectivity solutions and related services in support of mission critical Internet operations of its customers.

2.   BASIS OF PRESENTATION:

     The accompanying Combined Statement of Assets to be Acquired and Liabilities to be Assumed and Combined Statement of Revenues and Direct Expenses ("the financial statements") have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K of AboveNet Communications, Inc. ("AboveNet"). The Combined Statement of Assets to be Acquired and Liabilities to be Assumed includes the Business' assets to be sold to and liabilities to be assumed by AboveNet, in accordance with the Asset Purchase Agreement dated May 21, 1999 (the "Agreement"). Compaq and AboveNet also entered into certain service contracts and other arrangements that are described in the Agreement. These arrangements include, but are not limited to, access to the Internet, favorable pricing terms on such future services, and non-relocation and non-compete arrangements. The terms of such contracts and other arrangements range from one to 20 years. The assets to be acquired and liabilities to be assumed include unbilled accounts receivable, prepaid expenses, property and equipment, intangibles and unearned service revenue. The Combined Statement of Revenues and Direct Expenses includes only those revenues and expenses directly related to the Business to be sold. The financial statements exclude any other activity and related expense that are not directly attributable to the Business, such as corporate general and administrative costs, income taxes and interest expense.

     The financial statements of the Business are derived from the historic books and records of Digital through June 11, 1998. As a result of the acquisition of Digital by Compaq on June 11, 1998, the financial statements of the Business after the acquisition date are derived from the historic books and records of Compaq.

     As mentioned above, indirect costs allocated to the Business from the Company, such as certain corporate general and administrative costs, have been excluded from the financial statements on the basis that such costs are not direct costs of the Business. However, in determining the Business' direct expenses, certain allocations were made for expenses incurred by the Company, as appropriate, that are directly attributed to the services provided to the Business. These allocations relate primarily to engineering support in connection with the delivery of services, facility and other occupancy costs, and other general and administrative functions performed directly on behalf and for the benefit of the

                          PALO ALTO INTERNET EXCHANGE
             NOTES TO COMBINED STATEMENTS OF ASSETS TO BE ACQUIRED
                       AND LIABILITIES TO BE ASSUMED AND
        COMBINED STATEMENTS OF REVENUES AND DIRECT EXPENSES (CONTINUED)
                             (AMOUNTS IN THOUSANDS)

2. BASIS OF PRESENTATION: (CONTINUED)

Business. Costs for such services have been reflected in the financial statements on the basis of activity or utilization, estimated support provided to the Business, or other methods management believe to be reasonable.

     Cost of revenues primarily consists of costs relating to facility rent, data communications and telecommunication expenses, service delivery and engineering support personnel and depreciation expense.

     The financial statements have been prepared in accordance with the Company's accounting policies and generally accepted accounting principles. However, these statements do not purport to represent the costs and expenses which may be incurred by an unaffiliated company to achieve similar results. In addition, the financial statements do not purport to represent the financial position of the Business.

FISCAL YEAR

     For purposes of these financial statements the fiscal year of PAIX is a fifty-two week period ending the Saturday nearest the last day of December.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and direct expenses, and related disclosure of contingent assets and liabilities. Actual results could differ from those estimates.


PROPERTY AND EQUIPMENT

     Building improvements, computer, telecommunications, and office equipment and construction-in-progress are stated at cost less depreciation, which is computed using the straight-line method. Expenditures for improvements which substantially extend the useful life or increase the capacity of an asset are capitalized. Ordinary repairs and maintenance are expensed as incurred. Estimated useful lives for purposes of computing depreciation expense range from two to 10 years.

INTANGIBLE ASSETS

     Intangible assets, which consist of goodwill and customer lists related to the acquisition of Digital by Compaq, are amortized on a straight-line basis over 10 years.

REVENUE

     Service revenue relating to Internet and colocation service contracts are recognized over the contract period the services are provided. The Business recognizes installation and certain other service fees as revenue on a per event basis. Unearned service revenue represents the unearned portion of prepaid service from Internet and colocation service contracts with customers. Such amounts are amortized to revenue over the contract period, which ranges from one year to three years. The

                          PALO ALTO INTERNET EXCHANGE

             NOTES TO COMBINED STATEMENTS OF ASSETS TO BE ACQUIRED
                       AND LIABILITIES TO BE ASSUMED AND
        COMBINED STATEMENTS OF REVENUES AND DIRECT EXPENSES (CONTINUED)

                             (AMOUNTS IN THOUSANDS)

2. BASIS OF PRESENTATION: (CONTINUED)

Business provides for estimated future losses on Internet and colocation service contracts, to the extent such losses are probable and estimable.

RESEARCH AND DEVELOPMENT

     Research and development costs of the Business are charged to expense in the period incurred.

LONG-LIVED ASSETS

     The Business reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount.

CONCENTRATION OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

     The Business sells to customers primarily in the Internet and Telecommunications industries and customers are primarily located in the United States. The Company performs ongoing credit evaluations of its customers' financial condition and maintains adequate provisions for uncollectible amounts when necessary.

     For the periods in the fiscal year ended December 26, 1998, and for the years ended December 27, 1997 and December 29, 1996, PAIX generated more than 10% of its total revenue from the following customers:


                                              1998      1997      1996
                                              ----      ----      ----

       UUNet................................   12%       19%       35%
       BBN/GTE Internetworking..............   --        --        14%
       Epoch................................   --        --        31%
       Genuity..............................   --        --        11%


     As of December 26, 1998 and December 27, 1997, customers which comprised 10% or more of accounts receivable were as follows:


                                              1998      1997
                                              ----      ----

       UUNet................................   23%       25%
       Epoch................................   --        20%


UNAUDITED INTERIM FINANCIAL INFORMATION

     The interim financial information for the quarters ended March 27, 1999 and March 26, 1998 is unaudited and has been prepared on the same basis as the audited financial statements. In the opinion of management, such unaudited information includes all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the interim information. Results for the

                          PALO ALTO INTERNET EXCHANGE

             NOTES TO COMBINED STATEMENTS OF ASSETS TO BE ACQUIRED
                       AND LIABILITIES TO BE ASSUMED AND
        COMBINED STATEMENTS OF REVENUES AND DIRECT EXPENSES (CONTINUED)

                             (AMOUNTS IN THOUSANDS)

2. BASIS OF PRESENTATION: (CONTINUED)

three months ended March 27, 1999 are not necessarily indicative of results to be expected for the year ending December 31, 1999.

3. PROPERTY AND EQUIPMENT:

     Major classifications of property and equipment consisted of the following:


                                        ESTIMATED        DECEMBER 26,   DECEMBER 27,
                                      USEFUL LIVES           1998           1997
                                       -----------       ------------   ------------

Building improvements.................   10 years           $2,479         $2,450
Computer equipment....................  2-3 years               52             87
Office equipment......................   10 years                6             --
Electrical and telecommunications
  equipment...........................    3 years              251            388
Construction in progress..............         --              521            112
                                                            ------         ------
Less: accumulated depreciation........                        (221)          (287)
                                                            ------         ------
                                                            $3,088         $2,750
                                                            ======         ======

     Depreciation expense was approximately $221, $184, $286 and $1 for the period June 12, 1998 through December 26, 1998, the period December 28, 1997 through June 11, 1998, and the fiscal years ended December 27, 1997 and December 29, 1996, respectively.

4. INTANGIBLE ASSETS:

     Intangible assets consisted of the following:

                                             DECEMBER 26,        JUNE 11,
                                                 1998              1998
                                             ------------        --------

     Goodwill .............................    $27,400           $27,400
     Customer lists .......................      8,300             8,300
     Less: accumulated amortization .......     (1,944)               --
                                               -------           -------
                                               $33,756           $35,700
                                               =======           =======

     On June 11, 1998, Compaq consummated its acquisition of Digital and allocated its purchase price to the assets acquired and liabilities assumed based on Compaq's estimates of fair value. The fair value assigned to intangible assets acquired was based on a valuation prepared by an independent third-party appraisal company and included goodwill and customer lists related to the Business.

5. COMMITMENTS AND CONTINGENCIES:

     The Company, on behalf of the Business, has entered into service contracts with customers and telecommunications vendors to provide services.

                          PALO ALTO INTERNET EXCHANGE

             NOTES TO COMBINED STATEMENTS OF ASSETS TO BE ACQUIRED
                       AND LIABILITIES TO BE ASSUMED AND
        COMBINED STATEMENTS OF REVENUES AND DIRECT EXPENSES (CONTINUED)

                             (AMOUNTS IN THOUSANDS)

5. COMMITMENTS AND CONTINGENCIES: (CONTINUED)

     In some instances, the Company provides limited warranties to customers in connection with Internet and colocation service contracts. To date, costs incurred in connection with such warranties have been immaterial.

6. LEGAL MATTERS:

     The Company is involved in lawsuits, claims, investigations, and proceedings which are being handled and defended in the ordinary course of business. There are no such matters pending that the Company and its General Counsel expect to be material in relation to the Business and no amounts have been accrued in the financial statements for such matters.

7. RELATED PARTY TRANSACTIONS:

     As described in Note 2, the Company incurred expenses for services performed directly on behalf and for the benefit of the Business. Costs for such services have been reflected in the accompanying Statement of Revenues and Direct Expenses on the basis of activity or utilization, estimated support provided to the Business, or other methods management believe to be reasonable. The cost of such services is presented as cost of revenue, research and development and general and administrative.

     The Business has no external borrowings and there have been no allocation of the Company's consolidated borrowings and related interest expenses in the financial statements.

     The Business recognized revenue from AboveNet of $66, $36, $22 and $10 for the period June 12, 1998 through December 26, 1998, the period December 8, 1997 through June 11, 1998, and the fiscal years ended December 27, 1997 and December 29, 1996, respectively. Accounts receivable from AboveNet are $11 and $4 at December 26, 1998 and December 27, 1997, respectively.